Exhibit 10.15 Employment agreement with K.J.


                                                EMPLOYMENT CONTRACT
This Agreement made and entered into this First day of July, 1999 by and between K.J. Semikian (hereinafter referred to as AEmployee@) and Telesource Intl. Inc., an Illinois corporation (hereinafter referred to as AEmployer@ or ATelesource@).
                                                    WITNESSETH
WHEREAS, the Employer is engaged in the business of construction and power production in the United States and Internationally; and WHEREAS, Employee believes that he is qualified to serve as President and Chief Executive Officer for the Employer; and WHEREAS, both parties hereto desire to enter into an employment relationship under the terms and conditions set forth hereunder. NOW, THEREFORE, in consideration of the foregoing mutual promises and covenants, it is agreed to between the parties as follows:

                                                     ARTICLE I
                                              EMPLOYMENT RELATIONSHIP
1.1 EMPLOYMENT. The Employer hereby employs the Employee under the terms of this Agreement. Subject to any right of termination hereunder, this Agreement and said employment shall become effective on July 1, 1999, and shall continue in full force and effect until July 1, 2002.
1.2 EMPLOYEE RESPONSIBILITIES. During his employment hereunder, Employee shall have the title and responsibilities of President and Chief Executive Officer, reporting to the Board of Directors. Said responsibilities include the day to day direction of the organization and the formulation of plans and policies to achieve overall corporate objectives.
1.3 EXCLUSIVE EMPLOYMENT. During the continuation of his employment by the Employer hereunder, the Employee will devote his entire business time, energy, attention and skill to the services of the Employer and to the promotion of its interests and covenants. Similarly, Employee shall not engage in owning, operation or management of any business or activity competing with the business of the Employer nor shall Employee take part in any activity or activities detrimental to the best interest of the Employer.
                                                    ARTICLE II
                                            BASE COMPENSATION, BENEFITS
2.1 SALARY. For the period from July 1, 1999 to December 31, 1999, Employee shall receive a base salary under this Agreement in the amount of TWO HUNDRED TWENTY THOUSAND DOLLARS ($220,000.00) per annum. Beginning January 1, 2000, Employee shall receive a base salary under this Agreement in the amount of TWO HUNDRED SEVENTY THOUSAND DOLLARS ($270,000.00) per annum until the expiration of this Agreement on July 1, 2002.
2.2      401K PLAN         Eligible to participate after 90 days service.
2.3 BENEFITS. Employer agrees to provide Employee major medical insurance at a significantly reduced rate. In addition, the Employer will provide at no charge to the Employee, Short and Long Term Disability coverage. Dependant medical coverage is available at an additional expense to the employee through payroll deductions. Vacation of ______ days per year earned on a prorata basis. _______ sick days earned prorata per year. Standard company holidays. Note, benefits are subject to current company policies.
2.4 REIMBURSEMENT OF EXPENSES. Employer shall reimburse Employee for reasonable out of pocket expenses expended by Employee in furtherance

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         of his duties.  Employee will submit to Employer, on a bi-weekly basis, a detailed expense report showing amount of expense and reason for said expense. All extraordinary expenses shall be first approved by Employer prior to expenditure.
                                                    ARTICLE III
                                              STOCK OPTIONS & BONUSES
3.1 STOCK OPTIONS. Should Telesource become publicly traded during the term of this agreement, the Board of Directors may provide stock option(s) to employee as it sees fit in its sole discretion.
3.2 BONUSES. The Board of Directors may provide bonuses to Employee as it sees fit in its sole discretion.
                                                    ARTICLE IV
                                                TERMINATION/REVIEW
4.1 TERMINATION: Either party may immediately terminate this Agreement only for cause. At any time, the parties may mutually agree to terminate this Agreement.
4.2 EFFECT: Immediately upon the expiration or valid termination of this Agreement, Employee shall:
         i. Cease all services for Employer, and shall cease all relations with Employer and with all
                  Employer  employees,  agents,  contractors,   representatives,
                  Clients,  Accounts,   customers  and  others  related  to  the
                  business or matters of Employer, and shall cease making any representations about or on behalf of Employer;
         ii. Promptly deliver to Employer any and all originals and copies (either prepared by Employer or Employee) of all Confidential Information which has been supplied to Employee under this Agreement or which has been developed or created pursuant to this Agreement;
         iii.     Promptly   deliver  to  Employer  any  and  all  property  and
                  equipment of Employer in Employee's possession including, but not limited to, credit cards, financial instruments/advances, computers, hardware, software, phones, books, records, etc.; and
         iv. Immediately therewith resign from all offices and employment that he may have with Employer. 4.3 REVIEW: On or around each anniversary of this agreement, Employer shall review the services of Employee.
                                                     ARTICLE V
                                                PROPRIETARY RIGHTS
5.1      COVENANT NOT TO USE OR DISCLOSE TRADE SECRETS.
It is understood between the parties that during the term of his employment, Employee will be dealing with confidential information and processes which are Employer=s property, used in the course of its business. Employee agrees that he/she will not disclose to anyone, directly or indirectly, any of such confidential matters, or use them other than in the course of his employment. All documents that Employee prepares, or confidential information that might be given to his in the course of his employment, are the exclusive property of the Employer and shall remain in Employer=s possession on its premises. Under no circumstances shall any such information or documents be removed without Employer=s written consent to such removal first being obtained. For purposes of



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this Agreement,  persons  properly  entitled to such  information  shall be only employees  and  agents  of  Employer,  attorneys  and  accountants  employed  by
Employer, and such other persons as are legally entitled to such information. Employee further agrees that upon termination of this Agreement, Employee will not take with him or retain, without written authorization from Employer, any papers, lists, books, files or other documents or copies of such items or other information of any kind belonging to Employer and that Employer has designated as pertaining to the business or financial condition of Employer.
                                                    ARTICLE VI
                                                  NON-COMPETITION
6.1 In addition to, and not by way of limitation of Telesource's common-law rights, including those related to Employee's duties of care, obedience and loyalty, during the term of this Agreement and for a period of 360 days thereafter, whether or not termination is involuntary and without cause, Employee shall not directly or indirectly, on his own behalf or on behalf of another person or entity, engage in an activity competitive with Telesource=s
product(s)  or   services(s)   available  for  sale  at  the  time  of  contract
termination, or further such competitive activity by a third party, to the fullest extent and as permitted by law. Employee represents and agrees that Employee is qualified for and can obtain employment upon terms which will not result in a breach of this covenant, and that enforcement of this covenant will not, in any way, impose an undue hardship on Employee.
                                                    ARTICLE VII
                                                 NON-SOLICITATION
7.1 For a period of three (3) years after expiration or earlier termination of this Agreement, Employee will not directly or indirectly, either as an individual, proprietor, stockholder, partner, officer, director, employee or otherwise, solicit any employee, officer, director or other individual a) to leave his or his employment with Telesource b) to compete with the business of Telesource and/or c) to violate the terms of any employment, non-competition or similar agreement with Telesource
                                                   ARTICLE VIII
                                               INTELLECTUAL PROPERTY
8.1 RIGHTS IN AND TO INTELLECTUAL PROPERTY: Employee shall not acquire any rights, title or interest in, to or deriving from any Employer "Intellectual Property" and all rights, title and interest shall be and become Employer's including those in, to and deriving from: i. information: including, but not limited to, developments, plans, lists, research, work-in-progress, data, information, designs, documents, records and other materials and information connected therewith or related thereto;
         ii. improvements: including, but not limited to, derivations, adaptations, variations, versions and/or modifications of any information;
         iii.     intellectual  property:   including,   but  not  limited  to,
                  all  trademarks,   service  marks, copyrights, patents,
                  certificates, applications thereto and all other intellectual property;
         iv.      inventions; and
         v. items i. through iv. collectively referred to in this Agreement as Employer "Intellectual Property."

         During the term of this Agreement and for a period of twelve (12) months thereafter, if Employee directly or indirectly creates, authors, develops, receives, makes and/or discovers any information, improvements, intellectual property, and/or inventions arising from and/or connected with any "Confidential Information" (as hereinafter defined) pursuant to this Agreement, and/or acquires any rights related to Employer Intellectual Property, Employee shall


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         promptly inform Employer in writing of such information,  improvements, intellectual property, inventions, and/or rights and shall assign to Employer, without cost or royalty to Employer, all rights to own, use disclose and commercialize such anywhere in the world. This provision does not apply to an invention of the Employee for which no equipment, supplies, facility, or trade secret information of Employer was used and which was developed entirely on the Employee's own time, unless i) the invention relates (1) to the business of Employer or (2) to Employer's actual or demonstrably anticipated research or development, or ii) the invention results from any work performed by the Employee for Employer.
8.2 WORK MADE FOR HIRE: Should any work performed pursuant to this Agreement fall within the definition of a "work for hire" as may be set forth in Public Law, 94-553, the Copyright Revision Act of 1976, as amended, the Employee hereby transfers and assigns to Employer full ownership of the copyright(s) to the work and all rights comprised therein. The Employee will assign all applications for registration of such copyright and will sign all other writings and perform all other actions necessary or convenient to carry out the term of this Agreement.
8.3      REGISTRATION/ENFORCEMENT:   Employee   shall  further   cooperate  with
         Employer in obtaining any and all patents, certificates, trademarks, service marks, copyrights or other protection in any such information,
         improvements,   intellectual  property,  Intellectual  Property  and/or
         rights. Nothing contained in this Agreement shall affect the right of Employer to seek or to refrain from seeking any such protection in any
         jurisdiction  on  any  such  information,  improvements,   intellectual
         property, Intellectual Property and/or rights. Employer shall, if it deems necessary, at its own cost and expense, prosecute and/or otherwise apply for registration of Employer Intellectual Property within or without the United States.
8.4 NO SUBLICENSES: Employee does not have the right to, and shall not, grant any licenses or sublicenses in Employer Intellectual Property in any case whatsoever except as specifically authorized in advance in writing by the Director(s) of Employer.
8.5 PROTECTION AND CLAIMS: Employee shall cooperate with Employer in the protection of the Employer Intellectual Property, and upon the request of Employer, shall sign all documents required for the effective protection, registration, patenting and/or other application of the same and for the filing of suits for infringement or misappropriation thereof by others. Employee shall without delay inform Employer of any known infringement or suspected infringement of Employer's present or future copyrights or trademarks or other Employer Intellectual Property rights.
                                                    ARTICLE IX
                                                      WAIVER
9.1 WAIVER. The failure by Employer to insist upon strict adherence to any provision of this Agreement on any occasion shall not be considered a waiver of any right hereunder nor shall it deprive Employer of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement.
                                                     ARTICLE X
                                               CONTRACTUAL AUTHORITY
10.1 AUTHORITY TO BIND. Employee shall not have the right to make any extraordinary contracts or commitments for or on behalf of Employer without first obtaining the express written consent of Employer.
                                                    ARTICLE XI
                                                    ASSIGNMENT


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11.1  ASSIGNMENT.  This  Agreement  is  personal  to the  parties and may not be assigned by Employee, in whole or in part, without the prior written consent of the company. 11.2 AGREEMENT APPLICABLE TO SUCCESSORS OR ASSIGNS OF EMPLOYER. This Agreement shall inure to the benefit of, and be binding upon, any successor or assign of Employer having substantially the same ownership as Employer, and shall be assignable and transferable by the Employer, and shall inure to the benefit of and be binding upon the Employee.
                                                    ARTICLE XII
                                                   CHOICE OF LAW
12.1 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, and the parties agree to submit to jurisdiction and service in/for the courts of DuPage County, Illinois.
                                                   ARTICLE XIII
                                                   MISCELLANEOUS
13.1 ENTIRE AGREEMENT. This writing contains the entire agreement between Employer and Employee and shall not be changed, supplemented, or amended in any manner except by an instrument in writing properly executed by the parties to this agreement. Employer and Employee agree that all prior agreements, whether written or oral, relating to Employee=s employment by Employer are fully abrogated and of no further force or effect from and after the date of this Agreement. 13.2 SEVERABILITY OF PROVISIONS. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement or the application of any provision to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition of invalidity without invalidating the remainder of the provisions of this Agreement or the application of the provision to other parties or other circumstances. 13.3 INJURY CAUSING IRREPARABLE HARM: Employee agrees that any breach of this Agreement or of Employee's fiduciary duties shall result in irreparable harm and injury to Employer and its interests. The remedy at law for any breach of the aforementioned duties and provisions may be inadequate and Employer shall be entitled to such equitable relief as may be necessary to protect it against any such breach. Such equitable relief shall not be exclusive, but shall be in addition to any other rights or remedies, including damages, costs, and attorneys' fees, which Employer may have for any such breach.
                                                    ARTICLE XIV
                                                     CAPACITY
14.1 CAPACITY OF EMPLOYEE TO ENTER INTO AGREEMENT. Employee represents and warrants that Employee has the full power and capacity to enter into this Agreement. Employee also represents and warrants that in entering into this Agreement Employee is not in violation of any contract or agreement, whether written or oral, with any other person to which Employee is a party or by which Employee is bound and that entering into this Agreement will not violate or interfere with the rights of any other person, firm, or corporation. In the event that such a violation or interference does occur, or is alleged to occur, Employee shall indemnify Employer from and against any and all manner of expenses  and  liabilities  incurred by Employer  or any  affiliated  company in
connection  with  such  violation  or  interference  or  alleged   violation  or
interference.


IN WITNESS WHEREOF; and in recognition of mutual consideration the parties hereto execute this Agreement which is effective on the date first mentioned above.

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AEMPLOYER@                                           AEMPLOYEE@
TELESOURCE INTL., INC.                               K.J. SEMIKIAN



By:                                                  K.J. Semikian
Its:
Date:                                                Date:


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